Exhibit 99.1

National CineMedia, Inc. Increases 2009 Guidance

and Provides 2010 Outlook

~ Announces Quarterly Cash Dividend ~

Centennial, CO – February 4, 2010 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 41.5% of National CineMedia, LLC (NCM LLC), the operator of the largest digital in-theatre network in North America, today increased its full year 2009 guidance and provided its 2010 outlook.

This press release contains forward-looking statements. Please see “Forward-Looking Statements” below.

2009 Guidance

After taking into account make-goods, the Company now expects full year 2009 revenue to be approximately $380 million and Adjusted OIBDA to be approximately $189 million. The Company will release its results for the fourth quarter and full year 2009 in early March once its year-end audit is completed.

The Company is also pleased to announce today that its Board of Directors has authorized the Company’s fourth quarter cash dividend of $0.16 per share of common stock. The dividend will be paid on April 1, 2010, to stockholders of record on March 18, 2010. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors dependent on available cash, anticipated cash needs, overall financial condition, future prospects for earnings and cash flows as well as other relevant factors.

2010 Outlook

For the first quarter of 2010, the Company expects total revenue to be in the range of $76 million to $79 million and expects Adjusted OIBDA to be in the range of $27 million to $29 million.

For the full year 2010, the Company expects total revenue to be in the range of $400 million to $410 million and expects Adjusted OIBDA to be in the range of $194 million to $204 million.

This outlook for 2010 does not reflect any potential make-goods being generated.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties today at 5:00 P.M. Eastern time to discuss the 2009 guidance and 2010 outlook mentioned above. The live call can be accessed by dialing (877) 407-9039 or for international participants (201) 689-8470. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, February 18, 2010, by dialing (877) 660-6853 or for international participants (201) 612-7415, and entering account 3055 and conference ID 344154.

OIBDA and Adjusted OIBDA

Operating Income Before Depreciation and Amortization (OIBDA) and Adjusted OIBDA are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. OIBDA represents operating income (loss) before depreciation and amortization expense. Adjusted OIBDA excludes from OIBDA non-cash severance plan costs, share based payment costs and deferred stock compensation. These non-GAAP financial measures are used by management to evaluate operating performance and to forecast future results. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies and non-cash share based compensation programs, or different interest rates or debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s share based payment costs and deferred stock compensation. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About National CineMedia, Inc.

NCM operates NCM Media Networks, a leading integrated media company reaching U.S. consumers in movie theaters, online and through mobile technology. The NCM Cinema Network and NCM Fathom present cinema advertising and events across the nation’s largest digital in-theater network, comprised of theaters owned by AMC Entertainment Inc., Cinemark Holdings, Inc. (NYSE: CNK), Regal Entertainment Group (NYSE: RGC) and other leading regional theater circuits. NCM’s theater network covers 171 Designated Market Areas® (49 of the top 50) and includes approximately 16,800 screens (15,400 digital). During 2009, approximately 680 million patrons attended movies shown in theaters currently included in NCM’s network (excluding Consolidated Theatres). The NCM Interactive Network offers 360-degree integrated marketing opportunities in combination with cinema, encompassing over 35 entertainment-related web sites, online widgets and mobile applications. National CineMedia, Inc. (NASDAQ: NCMI) owns a 41.5% interest in and is the managing member of National CineMedia LLC. For more information, visit www.ncm.com. (NCMI-F)

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding guidance and the dividend policy. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, and 10) changes in accounting principles. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; unidentified restructuring charges; sales and acquisitions of operating assets and investments; any future noncash impairments of goodwill, intangible and fixed assets; amounts related to securities litigation; or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:

David Oddo	Lauren Leff
800-844-0935	303-957-1709
investors@ncm.com	lauren.leff@ncm.com

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliations

Unaudited ($ in millions)

The following table reconciles operating income to OIBDA and Adjusted OIBDA for the periods presented (dollars in millions):

Year Ending Dec. 31, 2009
Operating Income	$168.0
Depreciation and amortization	15.6

OIBDA	183.6
Share-based compensation costs	5.4

Adjusted OIBDA	$189.0

Total Revenue	$380.0

	Quarter Ending April 1, 2010		Year Ending Dec. 30, 2010
	Low	High	Low	High
Operating Income	$21.4	$23.0	$170.0	$178.5
Depreciation and amortization	3.8	4.0	16.5	17.5

OIBDA	25.2	27.0	$186.5	$196.0
Share-based compensation costs	1.8	2.0	7.5	8.0

Adjusted OIBDA	$27.0	$29.0	$194.0	$204.0

Total Revenue	$76.0	$79.0	$400.0	$410.0

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